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EMERGING MARKETS FUND
SCHEDULE 16 CALCULATIONS

COMMON SHARES

For the Year Ended October 31, 1997

     Return With Waivers:

             ((8,929-10,000)/10,000) = -10.71%

     Return Without Waivers:

             ((8,870-10,000)/10,000 = -11.30%

For Inception (12/30/94) thru October 31, 1997

     Return With Waivers:

             ((11,076/10,000) 1/2.8411 -1) = 3.66%

     Return Without Waivers:

             ((10,799/10,000) 1/2.8411 - 1) = 2.74%

ADVISOR SHARES

For the Year Ended October 31, 1997

     Return With Waivers:

             ((8,906-10,000)/10,000) = -10.94%

     Return Without Waivers:

             ((8,865-10,000)/10,000) = -11.35%

For Inception (12/30/94) thru October 31, 1997

     Return With Waivers:

             ((11,018/10,000) 1/2.8411 - 1) = 3.47%

     Return Without Waivers:

             ((10,870/10,000) 1/2.8411 -1) = 2.98%